Exhibit 10.45

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of November 6, 2012 (the “Effective Date”) between SETAL 8 TRUST (“Holder”), and U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation (“Maker”), provides the terms on which Holder shall lend to Maker and Maker shall repay Holder.  The parties agree as follows:

1                                         ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2                                         LOAN AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Maker hereby unconditionally promises to pay Holder the outstanding principal amount of the Loan and accrued and unpaid interest thereon as and when due in accordance with this Agreement.  Holder shall advance the full amount of the Loan upon satisfaction or waiver of the conditions set forth in Section 3.1.

2.2                               Loan Amount; Interest; Repayment.

(a)                                 Loan Amount.  Subject to the terms and conditions of this Agreement, Holder agrees to make a loan to Maker in the aggregate principal amount of $100,000 (the “Loan”).

(b)                                 Interest.  Commencing on the date hereof, interest shall accrue on the unpaid principal amount of Loan at a rate of 22% per annum, compounded monthly (the “Interest Rate”), and Holder shall make monthly payments of 1% of the original amount (e.g. $1,000 per month) commencing on the date that is one month following the date hereof (each, an “Interest Payment Date”).  Notwithstanding the foregoing, if any Event of Default occurs and is not cured within thirty (30) days, simple interest shall accrue at a default rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

(c)                                  Repayment.  All outstanding principal and accrued and unpaid interest under the Loan are due and payable in full on November 6, 2015 (the “Demand Date”).

(d)                                 Mandatory Prepayment Upon an Acceleration.  If the Loan is accelerated following the occurrence of an Event of Default, Maker shall immediately pay to Holder all outstanding Obligations due and owing under this Agreement, including, but not limited to, an amount equal to the outstanding principal amount of the Loan plus accrued interest thereon.

(e)                                  Permitted Prepayment of Loan.  Maker shall have the option, so long as there is no current, continuing Event of Default, to prepay, in whole or in part, the Loan,

provided, however, that Maker (i) provides written notice to Holder of its election to prepay the Loan at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment, an amount equal to the outstanding principal amount of the Loan plus accrued interest thereon.

2.3                               Payments. All payments (including prepayments) to be made by Maker under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim.

2.4                               Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Loan Documents.

3                                         CONDITIONS OF LOANS

3.1                               Conditions Precedent to the Loan.  Holder’s obligation to make the Loan is subject to the condition precedent that Holder shall have received, in form and substance satisfactory to Holder, such documents, and completion of such other matters, as Holder may reasonably deem necessary or appropriate, including, without limitation:

(a)                                 duly executed original signatures to the Loan Documents;

(b)                                 the Perfection Certificate of Maker, together with the duly executed original signature thereto;

(c)                                  evidence satisfactory to Holder that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing Holder loss payable and/or additional insured clauses or endorsements in favor of Holder;

(d)                                 the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Loan; and

(e)                                  in Holder’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Maker from the most recent business plan of Maker presented to and accepted by Holder.

3.2                               Covenant to Deliver.  Maker agrees to deliver to Holder each item required to be delivered to Holder under this Agreement as a condition precedent to the Loan.

4                                         CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Maker hereby grants Holder, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Holder, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, Holder’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Holder shall, at Maker’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Maker.  In the event (a) all Obligations (other than inchoate indemnity obligations) are satisfied in full and (b) this Agreement is terminated, the security interest granted herein shall terminate.

4.2                               Priority of Security Interest.  Maker represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly have superior priority to Holder’s Lien under this Agreement).  If Maker shall acquire a commercial tort claim, Maker shall promptly notify Holder in a writing signed by Maker of the general details thereof and grant to Holder in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Holder.

4.3                               Authorization to File Financing Statements.  Maker hereby authorizes Holder to file financing statements, without notice to Maker, with all appropriate jurisdictions to perfect or protect Holder’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Maker or any other Person, shall be deemed to violate the rights of Holder under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Holder’s discretion.

5                                         REPRESENTATIONS AND WARRANTIES

Maker represents and warrants as follows:

5.1                               Due Organization, Authorization; Power and Authority.  Maker is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Maker’s business.  In connection with this Agreement, Maker has delivered to Holder a completed certificate signed by Maker, entitled “Perfection Certificate”.  Maker represents and warrants to Holder that (a) Maker’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Maker is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Maker’s organizational identification number or accurately states that Maker has none; (d) the Perfection Certificate accurately sets forth Maker’s place of business, or, if more than one, its chief executive office as well as Maker’s mailing address (if different than its chief executive office); (e) Maker (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Maker and each of its Subsidiaries is accurate and complete (it being understood and agreed that Maker may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).

The execution, delivery and performance by Maker of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Maker’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Maker or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Maker is bound.

5.2                               Collateral.  Maker has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.

Maker is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Maker and noted on the Perfection Certificate.  To the best of Maker’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Maker’s business.

5.3                               Litigation.  Except as set forth in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Maker involving more than, individually or in the aggregate, $10,000.

5.4                               Financial Statements; Financial Condition.  All financial statements for Maker delivered to Holder fairly present in all material respects Maker’s financial condition and Maker’s results of operations.  There has not been any material deterioration in Maker’s financial condition since the date of the most recent financial statements submitted to Holder.

5.5                               Regulatory Compliance.  Maker is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Maker is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Maker has complied in all material respects with the Federal Fair Labor Standards Act.  Maker is not a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Maker has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Maker’s properties or assets has been used by Maker or, to the best of Maker’s knowledge, by previous

Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Maker has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue its business as currently conducted.

5.6                               Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a material adverse effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company is a party to a collective bargaining agreement, and the Company believes that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

5.7                               Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a material adverse effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.8                               Tax Returns and Payments; Pension Contributions.  Maker has timely filed all required tax returns and reports, and Maker has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Maker.  Maker may defer payment of any contested taxes, provided, however, that Maker (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Holder in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Maker is unaware of any claims or adjustments proposed for any of Maker’s prior tax years which could result in additional taxes becoming due and payable by Maker.  Maker has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Maker has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Maker, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9                               Full Disclosure.  No written representation, warranty or other statement of Maker in any certificate or written statement given to Holder, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Holder, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Holder that the projections and forecasts provided by Maker in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12                        Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Maker’s knowledge or awareness, to the “best of” Maker’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers.

6                                         AFFIRMATIVE COVENANTS

Maker shall do all of the following:

6.1                               Government Compliance.  Maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Maker’s business or operations.  Maker shall comply with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to have a material adverse effect on Maker’s business.

6.2                               Financial Statements, Reports, Certificates.  Deliver to Holder:

(a)                                 Quarterly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of fiscal quarter, a company prepared balance sheet and income statement covering the Arizona Operations for such quarterly period certified by a Responsible Officer;

(b)                                 Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Maker that could reasonably result in a material adverse effect on Maker’s business or operations; and

(c)                                  Other Financial Information.  Other financial information reasonably requested by Holder and which is otherwise prepared by Maker in the ordinary course of business.

6.3                               Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects, except for Inventory for which adequate reserves have been established.  Returns and allowances between Maker and its Account Debtors shall follow Maker’s customary practices as they exist at the Effective Date.

6.4                               Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Maker’s industry and location and as Holder may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Holder.  All property policies shall have a Holder’s loss payable endorsement showing Holder as

Holder loss payee and waive subrogation against Holder and shall provide that the insurer must give Holder at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  All liability policies shall show, or have endorsements showing, Holder as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Holder at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy.  At Holder’s request, Maker shall deliver certified copies of policies and evidence of all premium payments.  If no Event of Default has occurred and is continuing, proceeds payable under any insurance policy will, at the Maker’s option, be payable to such Maker to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Holder has been granted a first priority security interest.  If any Event of Default has occurred and is continuing, proceeds payable under any policy shall, at Holder’s option, be payable to Holder on account of the Obligations.  If Maker fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Holder, Holder may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Holder deems prudent.

6.5                               Protection of Intellectual Property Rights.  Holder shall at all times (i) take reasonable measures to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Holder in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Maker’s business to be abandoned, forfeited or dedicated to the public without Holder’s written consent.

6.6                               Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Holder, without expense to Holder, Maker and its officers, employees and agents and Maker’s books and records, to the extent that Holder may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Holder with respect to any Collateral or relating to Maker.

6.7                               Access to Collateral; Books and Records.  Allow Holder, or its agents, at reasonable times, on five (5) Business Days’ notice (provided, however, that no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Maker’s Books.  The foregoing inspections and audits shall be at Maker’s expense.

6.8                               Further Assurances.  Execute any further instruments and take further action as Holder reasonably requests to perfect or continue Holder’s Lien in the Collateral or to effect the purposes of this Agreement.

7                                         NEGATIVE COVENANTS

Maker shall not do any of the following without Holder’s prior written consent:

7.1                               Dispositions.  Convey, sell, lease, exclusively license, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of the Collateral, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of licenses for the use of the property of Maker in the ordinary course of business; (e) of assets or property of Maker used in connection with the Arizona Operations where all of the net proceeds from such Transfers are used to reduce the Obligations; or (e) of other assets of Maker that do not in the aggregate exceed $50,000 in any fiscal year.

7.2                               Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by Maker or reasonably related thereto; (b) liquidate or dissolve; or (c) enter into any transaction or series of related transactions in which the stockholders of Maker who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of Maker immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Maker’s equity securities in a public offering or to venture capital or other institutional investors so long as Maker identifies to Holder the investors prior to the closing of the transaction and provides to Holder a description of the material terms of the transaction).  Maker shall not, without at least thirty (30) days’ prior written notice to Holder: (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3                               Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person.

7.4                               Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5                               Encumbrance.  Create, incur, allow, or suffer any Lien on any of the Collateral, except for Permitted Liens or permit any Collateral not to be subject to the first priority security interest granted herein.

7.6                               Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (b) directly or indirectly make any Investment other than Permitted Investments.

7.7                               Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Maker’s business; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Maker, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8                                         EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                               Payment Default.  Maker fails to (a) make any payment of principal on the Demand Date or interest on the Loan within 10 business days of an Interest Payment Date, or (b) pay any other Obligations when such Obligations are due and payable;

8.2                               Covenant Default.

(a) Maker fails or neglects to perform any obligation in Sections 6.2, 6.7, or violates any covenant in Section 7; or

(b) Maker fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, the failure or neglect of which could reasonably have a materially adverse effect on Maker’s business, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Maker be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Maker shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default.  Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3                               Performance

(a)                                 Gross “incoming” sales as reported in SPOT for any trailing quarterly period are less than Sixty-Four Thousand Dollars ($64,000); or

(b)                                 Rent for the Arizona Operations shall be in arrears more than 45 days the aggregate.

8.4                               Insolvency  (a) Maker is unable to pay its debts (including trade debts) as they become due; (b) Maker begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Maker and not dismissed or stayed within thirty (30) days;

8.5                               Other Agreements.  There is, under any agreement to which Maker is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $250,000; or (b) any default by Maker, the result of which would be reasonably expected to have a material adverse effect on Maker’s business;

8.6                               Judgments.  One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Maker and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; or

8.7                               Misrepresentations.  Maker or any Person acting for Maker makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Holder or to induce Holder to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

9                                         HOLDER’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.  While an Event of Default occurs and continues for a period of more than thirty (30) days, Holder may, without notice or demand, do any or all of the following:

(a)                                 declare all Obligations immediately due and payable;

(b)                                 settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Holder considers advisable, notify any Person owing Maker money of Holder’s security interest in such funds, and verify the amount of such account;

(c)                                  make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Maker shall assemble the Collateral if Holder requests and make it available as Holder designates.  Holder may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Maker grants Holder a license to enter and occupy any of its premises, without charge, to exercise any of Holder’s rights or remedies;

(d)                                 apply to the Obligations any balances and deposits of Maker it holds;

(e)                                  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(f)                                   place a “hold” on any account maintained with Holder and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(g)                                  demand and receive possession of Maker’s Books; and

(h)                                 exercise all rights and remedies available to Holder under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                               Power of Attorney.  Maker hereby irrevocably appoints Holder as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Maker’s name on any checks or other forms of payment or security; (b) sign Maker’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Holder determines reasonable; (d) make, settle, and adjust all claims under Maker’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Holder or a third party as the Code permits.  Maker hereby appoints Holder as its lawful attorney-in-fact to sign Maker’s name on any documents necessary to perfect or continue the perfection of Holder’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full.  Holder’s foregoing appointment as Maker’s attorney in fact, and all of Holder’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed.

9.3                               Protective Payments.  If Maker fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Maker is obligated to pay under this Agreement or any other Loan Document, Holder may obtain such insurance or make such payment, and all amounts so paid by Holder immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Holder will make reasonable efforts to provide Maker with notice of Holder obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Holder are deemed an agreement to make similar payments in the future or Holder’s waiver of any Event of Default.

9.4                               Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Holder may apply any funds in its possession, whether from Maker account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Holder shall determine in its sole discretion.  Any surplus shall be paid to Maker or other Persons legally entitled thereto; Maker shall remain liable to Holder for any deficiency.  If Holder, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Holder shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Holder of cash therefor.

9.5                               Holder’s Liability for Collateral.  So long as Holder complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Holder, Holder shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Maker bears all risk of loss, damage or destruction of the Collateral.

9.6                               No Waiver; Remedies Cumulative.  Holder’s failure, at any time or times, to require strict performance by Maker of any provision of this Agreement or any other Loan

Document shall not waive, affect, or diminish any right of Holder thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Holder’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Holder has all rights and remedies provided under the Code, by law, or in equity.  Holder’s exercise of one right or remedy is not an election and shall not preclude Holder from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Holder’s waiver of any Event of Default is not a continuing waiver.  Holder’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                               Demand Waiver.  Maker waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Holder on which Maker is liable.

10                                  NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Holder or Maker may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Maker:	U.S. Dry Cleaning Services Corporation
20250 Acacia St., Suite 230
Newport Beach, CA 92660

Attn: Timothy N. Stickler, General Counsel
Fax: (949) 734-7284
Email: tstickler@usdrycleaning.com

If to Holder:	Setal 8 Trust
P.O. Box 1687
Bellflower, CA 90707

Attn: Leter E. Taylor, Jr., Trustee
Fax: (562) 925-5831
Email: skip.taylor1@gmail.com

11                                  CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

Idaho law governs the Loan Documents without regard to principles of conflicts of law.  Maker and Holder each submit to the exclusive jurisdiction of the State and Federal courts in

Ada County, Idaho; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Holder.  Maker expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Maker hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Maker hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Maker at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Maker’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE EXTENT PERMITTED BY LAW, MAKER AND HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12                                  GENERAL PROVISIONS

12.1                        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Maker may not assign this Agreement or any rights or obligations under it without Holder’s prior written consent (which may be granted or withheld in Holder’s discretion).  Holder has the right, without the consent of or notice to Maker, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Holder’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2                        Indemnification.  Maker agrees to indemnify, defend and hold Holder and its agents, attorneys, or any other Person affiliated with or representing Holder (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Holder and Maker contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3                        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5                        Correction of Loan Documents.  Holder may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.6                        Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.7                        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8                        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.  The obligation of Maker in Section 12.2 to indemnify Holder shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9                        Confidentiality.  In handling any confidential information, Holder shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Holder’s Affiliates (such Affiliates, together with Holder, collectively, “Holder Entities”); (b) as required by law, regulation, subpoena, or other order; and (c) as Holder considers appropriate in exercising remedies under the Loan Documents.  Confidential information does not include information that is either: (i) in the public domain or in Holder’s possession when disclosed to Holder, or becomes part of the public domain after disclosure to Holder; or (ii) disclosed to Holder by a third party if Holder does not know that the third party is prohibited from disclosing the information.

Holder Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Maker.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10                 Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.11                 Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.12                 Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.13                 Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.14                 Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.15                 Usury.  The Loan is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to Holder hereunder for the Loan, use, forbearance or detention of money exceed that permissible under Idaho law.  If at any time the performance of any provision hereof involves a payment exceeding the limit of the price that may be validly charged for the Loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Maker and Holder that all payments under this Agreement are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or (ii) that permitted by Idaho law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 12.15 shall never be superseded or waived and shall control every other provision of this Agreement and the Loan and all other agreements between Maker and Holder.  Maker represents and warrants that the proceeds of the loan evidenced hereby will only be used for business purposes, as that term is defined under Idaho Code § 28-41-301(7).

13                                  DEFINITIONS

13.1                        Definitions.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Maker.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Board” is Maker’s board of directors.

“Maker” is defined in the preamble hereof.

“Maker’s Books” are all Maker’s books and records including ledgers, federal and state tax returns, records regarding Maker’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Holder is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Holder’s certificates of deposit issued maturing no more than one (1) year after issue.

“Claims” is defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Holder’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Maker’s right, title and interest in and to all real and personal property of the Company comprising or otherwise used in connection with the Company’s “Arizona Operations” as described further on Schedule A hereto, including but not limited to:

(a)                                 all Accounts, including (i) all accounts receivable, other receivables, book debts, and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents, or instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (ii) all purchase orders or receipts for goods or services, (iii) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods), (iv) all monies due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of Grantor), including the right to receive the proceeds of said purchase orders and contracts, and (v) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing;

(b)                                 all “chattel paper,” as such term is defined in the Code;

(c)                                  all “commercial tort claims,” as such term is defined in the Code;

(d)                                 all “contracts,” as such term is defined in the Code, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents, or instruments), including any agreement relating to the terms of payment or the terms of performance of any account of Grantor;

(e)                                  all “deposit accounts,” as such term is defined in the Code;

(f)                                   all “documents,” as such term is defined in the Code;

(g)                                  all Equipment, including all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing, and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, and other equipment of every kind and nature, trade fixtures, and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto;

(h)                                 all “fixtures,” as such term is defined in the Code;

(i)                                     all “goods,” as such term in defined in the Code;

(j)                                    all “instruments,” as such term is defined in the Code, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, chattel paper;

(k)                                 all Inventory, including inventory, merchandise, goods, and other personal property that are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, or materials used or consumed or to be used or consumed in Grantor’s business or in the processing, production, packaging, promotion, delivery, or shipping of the same, including other supplies;

(l)                                     all “investment property,” as such term is defined in the Code, including:  (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Grantor, including the rights of Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Grantor; (iv) all commodity contracts held by any person or entity; and (v) all commodity accounts held by any person or entity;

(m)                             all “supporting obligation,” as such terms is defined in the Code;

(n)                                 all “letters of credit rights,” as such term is defined in the Code;

(o)                                 all money, cash, or cash equivalents of Grantor;

(p)                                 all books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) of Grantor pertaining to any of the foregoing;

(q)                                 all General Intangibles, including, but not limited to all Intellectual Property;

(r)                                    to the extent not otherwise included, all “proceeds,” as such term is defined in the Code, of the foregoing in any form, including, without limitation: (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any person or entity from time to time with respect to any of the foregoing, (ii) any and all payments (in any form whatsoever) made or due and payable to any person or entity from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the foregoing by any governmental authority (or any person or entity acting under color of governmental authority), (iii) any claim of any person or entity against third parties (A) for past, present, or future infringement of any patent or patent license, or (B) for past, present, or future infringement or dilution of any copyright, copyright license, trademark, or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (iv) any recoveries by any person or entity against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Maker maintains a Deposit Account or the securities intermediary or commodity intermediary at which Maker maintains a Securities Account or a Commodity Account, Maker, and Holder pursuant to which Holder obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Holder at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“EBITDA” means earnings before interest, taxes, depreciation, and amortization.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means lawful money of a country other than the United States.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Maker’s right, title, and interest in and to the following:

(a)                                 its Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                                  any and all source code;

(d)                                 any and all design rights which may be available to a Maker;

(e)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Maker’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Holder” is defined in the preamble hereof.

“Holder Entities” is defined in Section 12.9.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreement, any note, or notes or guaranties executed by Maker, and any other present or future agreement between Maker and/or for the benefit of Holder, all as amended, restated, or otherwise modified.

“Obligations” are Maker’s obligations to pay when due any debts, principal, interest, and other amounts Maker owes Holder now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Maker assigned to Holder, and the performance of Maker’s duties under the Loan Documents.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)                                 Maker’s Indebtedness to Holder under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)                                  Indebtedness incurred after the Effective Date, approved by the Board, that is not secured by any Liens on the Collateral;

(d)                                 Senior Debt;

(e)                                  Subordinated Debt;

(f)                                   Unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(g)                                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(h)                                 Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; and

(g)                                  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Maker.

“Permitted Investments” are:

(a)                                 Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)                                 Repurchases of stock from former employees or directors of a Maker under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to such Maker regardless of whether an Event of Default exists;

(c)                                  Investments not to collectively exceed $250,000 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Maker pursuant to employee stock purchase agreements approved by Makers’ Board of Directors;

(d)                                 Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Maker’s business;

(e)                                  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

(f)                                   Joint ventures or strategic alliances in the ordinary course of Maker’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Maker does not collectively exceed $250,000 in the aggregate in any fiscal year; and

(g)                                  Investments consisting of Cash Equivalents.

“Permitted Liens” are:

(a)                                 Liens existing on the Effective Date created or perfected in connection with any Permitted Indebtedness or arising under this Agreement and the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Maker maintains adequate reserves on its Books, provided, however, that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                                  purchase money Liens or capital leases (i) on Equipment acquired or held by Maker incurred for financing the acquisition of the Equipment securing no more than $100,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)                                 Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(e)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.6;

(f)                                   licenses or sublicenses in the ordinary course of Maker’s business and, with respect to any licenses where any Maker is the licensee, any interest or title of a licensor or under any such license or sublicense;

(g)                                  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Maker; and

(h)                                 deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President and Chief Financial Officer of Maker.

“Restricted License” is any material license or other agreement with respect to which Maker is the licensee (a) that prohibits or otherwise restricts Maker from granting a security interest in Maker’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Holder’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Senior Indebtedness” means any existing or new operating leases or loans not to exceed $750,000 in the aggregate secured by the existing collateral or replacement assets.

“Subordinated Debt” is indebtedness incurred by Maker subordinated in writing to all of Maker’s now or hereafter indebtedness to Holder (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Holder entered into between Holder and the other creditor), on terms acceptable to Holder.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Maker connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

MAKER:

U.S. DRY CLEANING SERVICES CORPORATION

/S/ ALEXBOND
Alex Bond, Chief Executive Officer

HOLDER:

SETAL 8 TRUST

/S/ LESTER E. TAYLOR, JR.
Lester E. Taylor, Jr., Trustee

Signature page to Loan and Security Agreement

SCHEDULE A — ARIZONA OPERATIONS

The Company’s “Arizona Operations” consist of two (2) retail dry cleaning stores:

Stores:

•                  4747 E. Elliot St., Ste. 35, Phoenix, AZ

•                  6436 S. McClintock, Tempe, AZ

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